Exhibit 10.2
December 14, 2009
ViaSat, Inc.
6155 El Camino Real
Carlsbad, CA 92009
Attention: Paul Konopka, Esq.
Re: WildBlue Acquisition/Calculation of EBITDA – Third Amendment
Gentlemen:
     We refer to that certain Fourth Amended and Restated Revolving Loan Agreement dated as of July 1, 2009 among ViaSat, Inc., a Delaware corporation (the “Borrower”), each lender from time to time party thereto, Union Bank, N.A., as Administrative Agent (in such capacity, “Administrative Agent”), Bank of America, N.A., as Syndication Agent, JPMorgan Chase Bank, N.A., as Documentation Agent, Banc of America Securities LLC and Union Bank, N.A., as Joint Lead Arrangers and Joint Book Runners and Union Bank, N.A., as Collateral Agent, as amended (the “Credit Agreement”). Capitalized terms used herein and not defined shall have the meanings assigned to them in the Credit Agreement. Reference is also made to the WildBlue Acquisition.
     The Borrower, the Lenders and the Agents hereby agree, effective as of the date first set forth above and for all periods ending on or after such date, that the definition of “EBITDA” contained in Section 1.1 of the Credit Agreement is amended as follows:
     (a) the word “and” at the end of clause (b)(v) is deleted; and new clauses (vii) and (viii) are added immediately after the phrase “statement of operations,” to read as follows:
     “(vii) non-recurring expenses for professional services, regulatory clearances and filings, transfer fees, severance payments and other similar closing costs (to the extent such expenses are not capitalized by the Borrower) incurred in connection with the WildBlue Acquisition, provided that such non-recurring expenses shall not exceed an aggregate amount of $27,500,000; and (viii) non-recurring expenses for professional services, regulatory clearances and filings, transfer fees, severance payments and other similar closing costs (to the extent such expenses are not capitalized by the Borrower) incurred in connection with Permitted Acquisitions (other than the WildBlue Acquisition) and reasonably approved by the Administrative Agent”; and
     (b) the following sentence is added to the end of such definition:
     “For the avoidance of doubt, for purposes of calculating EBITDA with respect to any period in which the WildBlue Acquisition occurred, such Acquisition shall be deemed to have occurred on the first day of such period. Accordingly, as to any such period Net Income, Interest Expense, expense for taxes paid or accrued and each other component contained in the definition of “EBITDA” shall be deemed to include the actual results of WildBlue on a pro forma consolidated basis with the Borrower as if such Acquisition had occurred on the first day of such period.”

     The governing law and venue provisions of Section 11.17 of the Credit Agreement are incorporated herein by this reference mutatis mutandis. This letter amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. Delivery of an executed counterpart hereof by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart. Except as amended hereby, all of the provisions of the Credit Agreement and the other Loan Documents shall remain unmodified and in full force and effect except that each reference to the “Agreement”, or words of like import in any Loan Document, shall mean and be a reference to the Credit Agreement as amended hereby. This letter amendment shall be deemed a “Loan Document” as defined in the Credit Agreement.

     If you are in agreement with the foregoing, please execute this letter is the space provided below.

Very truly yours,

UNION BANK, N.A.,
as Administrative Agent and as a Lender

By:	/s/ Mark Adelman

Name:	Mark Adelman
Title:	Vice President
Agreed to as of the date first set forth above:
VIASAT, INC.,
a Delaware corporation

By:	/s/ Keven K. Lippert

Name: Keven K. Lippert
Title: Vice President and Secretary

Bank of America, N.A.,
as a Lender

By:	/s/ Christopher D. Pannacciulli

Name: Christopher D. Pannacciulli
Title: Senior Vice President

BANK OF THE WEST,
as a Lender

By:	/s/ Ed Ong

Name: Ed Ong
Title: Vice President

California Bank & Trust,
as a Lender

By:	/s/ Steve DeLong

Name: Steve DeLong
Title: Senior Vice President & Manager

COMERICA BANK,
as a Lender

By:	/s/ Steve D. Clear

Name: Steve D. Clear
Title: Vice President

JPMorgan Chase Bank, N.A.,
as a Lender

By:	/s/ Anna C. Ruiz

Name: Anna C. Ruiz
Title: Vice President

Wells Fargo Bank, National Association,
as a Lender

By:	/s/ Donald S. Green

Name: Donald S. Green
Title: Vice President